As filed with the Securities and Exchange Commission on May 13, 2015

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________

ClearSign Combustion Corporation
(Exact name of registrant as specified in its charter)

Washington	26-2056298
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12870 Interurban Avenue South Seattle, Washington	98168
(Address of principal executive offices)	(Zip Code)

ClearSign Combustion Corporation 2011 Equity Incentive Plan

(Full title of the plan)

James N. Harmon

Chief Financial Officer

ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

(Name and address of agent for service)

(206) 673-4848

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value	403,863	$4.85	$1,958,735.55	$227.61

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover such indeterminate number of additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant’s outstanding shares to be offered pursuant to the applicable plan described herein.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, based on the average of the high and low prices for the registrant’s common stock as reported on The Nasdaq Stock Market on May 7, 2015.

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 13, 2012 (File No. 333-184884) is hereby incorporated by reference.

PART II

Information Required in the Registration Statement

Item 5. Interests of Named Experts and Counsel.

Richardson & Patel LLP has rendered an opinion relating to the issuance of the common stock being registered. Richardson & Patel LLP and its principals have accepted shares of the Registrant’s common stock in exchange for services rendered to the Registrant in the past and, although the law firm and its principals are under no obligation to do so, they may continue to accept the Registrant’s common stock for services rendered by them. As of the date of this registration statement, Richardson & Patel LLP, its principals and their affiliates collectively own 48,000 shares of the Registrant’s common stock.

Item 8. Exhibits.

No.	Description of Exhibit

5.1	Opinion of Richardson & Patel LLP

23.1	Consent of Gumbiner Savett Inc.

23.2	Consent of Richardson & Patel LLP (filed as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on the 13th day of May 2015.

CLEARSIGN COMBUSTION CORPORATION

By:	/s/Stephen E. Pirnat
Stephen E. Pirnat
Chief Executive Officer

By:	/s/James N. Harmon
James N. Harmon
Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/Stephen E. Pirnat	Chief Executive Officer (Principal Executive Officer) and Director	May 13, 2015
Stephen E. Pirnat

/s/James N. Harmon	Chief Financial Officer (Principal Financial Officer)	May 13, 2015
James N. Harmon

/s/Lon E. Bell	Director	May 13, 2015
Lon E. Bell

/s/Jeffrey Ott	Director	May 13, 2015
Jeffrey Ott

/s/Scott P. Isaacson	Director	May 13, 2015
Scott P. Isaacson

/s/David B. Goodson	Director	May 13, 2015
David B. Goodson